                                                                   Exhibit 3-258
--------------------------------------------------------------------------------

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/17/1996
                                                          960302387 - 2674430


                          CERTIFICATE OF INCORPORATION

                                       OF

                  HEALTH RESOURCES OF SOLOMONT BROOKLINE, INC.

   1. The name of the corporation is Health Resources of Solomont Brookline, Inc.

   2. The address of the corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation's registered agent at that address.

   3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

   4. The corporation shall have authority to issue a total of 3,000 shares of common stock of the par value of $0.01 per share.

   5. The name of the sole incorporator is Edward D. Nelson and his mailing address is 1285 Avenue of the Americas, New York, N.Y. 10019-6064.

   6. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

   7. The election of the Board of Directors need not be by written ballot.

   8. The corporation shall indemnify to the fullest extent permitted by
Section 145 of she General Corporation Law of Delaware, as amended from time to time, each person who is or was a director of the corporation and the heirs, executors and administrators of such a person.

   9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation or
(iv) for any transactions from which the director derived an improper personal benefit.









Dated: October 15, 1996                                     /s/ Edward A. Nelson
                                                            --------------------
                                                               Sole Incorporator
                                                               Edward A. Nelson

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 07/02/1998
                                                          981258648 - 2674430

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                     *****

   Health Resources of Solomont Brookline, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

   The Board of Directors of Health Resources of Solomont Brookline, Inc. adopted the following resolution on the 11th day of May, 1998.

   Resolved, that the registered office of Health Resources of Solomont Brookline, Inc. in the state of Delaware be and it hereby is changed to Corporation Treat Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, Health Resources of Solomont Brookline, Inc. has caused this statement to be signed by Ira C. Gubernick; its Secretary, this 15th day of June, 1998.

                       /s/ Ira C. Gubernick
                       -------------------------------------------
                       Ira C. Gubernick, Secretary

(DEL. - 264 - 6/15/94)

CT System

                                                     State of Delaware
                                                     Secretary of State
                                                  Division of Corporations
                                               Delivered 04:15 PM 12/23/2003
                                                 FILED 03:58 PM 12/23/2003
                                                ERV 030832115 - 2674430 FILE


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                  HEALTH RESOURCES OF SOLOMONT BROOKLINE, INC.


   Health Resources of Solomont Brookline, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

   DOES HEREBY CERTIFY:

   FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          "RESOLVED, that the name of the Company shall be changed from Health
                Resources of Solomont Brookline, Inc. to The Sarah Brayton Partnership Holding Company, Inc.

          RESOLVED, that the officers of the Company are hereby authorized and empowered to file an amendment to the Company's Articles of Incorporation which amendment will amend and restate the first paragraph of the Articles of Incorporation of the Company in its entirety to read as follows:

          "1. The name of the corporation is The Sarah Brayton Partnership
                Holding Company, Inc."

          RESOLVED, that the officers of the Company are hereby authorized and empowered to take any and all action and to execute and deliver any and all documents, as any such officer deems necessary or advisable to effect the above-mentioned actions and resolutions, without further authority or approval by the Board of Directors of the Company."

   SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given *unanimous* written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.**

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

   FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on January 5, 2004.

    IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Eileen M. Coggins, its Senior Vice President and General Counsel, this 15th day of December, 2003.
                                                    HEALTH RESOURCES OF SOLOMONT
                                                                 BROOKLINE, INC.


                                            By /s/ Eileen M. Coggins*
                                               --------------------------------
                                               Eileen M. Coggins, Senior Vice
                                               President and General Counsel